UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2004


                              WCA Waste Corporation
             (Exact name of registrant as specified in its charter)


        Delaware                      000-50808                  20-0829917
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

One Riverway, Suite 1400
     Houston, Texas                                                 77056
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (713) 292-2400


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On November 1, 2004, WCA Waste Corporation ("WCA Waste") held its scheduled conference call with respect to its third quarter results. In addition, WCA Waste reviewed its business operations and the progress of its acquisition growth strategy. It reiterated that it was on target with its acquisition strategy to increase its annual revenue "run rate" to $200 million and to triple its annual EBITDA rate to approximately $60 million over the next three to four years. It intends to pay for its acquisitions primarily with cash, including borrowings under its credit facilities. As of September 30, 2004, it had $86 million dollars available under its current $150 million credit facility. During its conference call, WCA Waste stated that it would be evaluating expanding its credit facilities in the near future.

     As previously disclosed, WCA Waste intends to focus its acquisition strategy primarily on "tuck-in" acquisitions to increase the volume in its landfills, but it also will evaluate "strategic" acquisitions to enter new markets or expand existing markets. WCA Waste's management has identified over 100 private waste companies within 50 miles of its current 14 landfills. Through September 30, 2004, WCA Waste had completed five acquisitions since its initial public offering in June 2004 with an estimated annualized revenue "run rate" totaling approximately $16 million. Those acquisitions were as follows:

--------------------------------------------------------------------------------
          Name                 Location           Acquired          Approximate
                                                                    Annualized
                                                                     Revenue
                                                                    "Run Rate"
--------------------------------------------------------------------------------
 Texas Environmental Waste     Houston, TX        7/13/2004       $5.6 million
--------------------------------------------------------------------------------
   Ashley Waste Service      Springfield, MO      8/17/2004       $0.4 million
--------------------------------------------------------------------------------
        Power Waste          Birmingham, AL       8/31/2004       $1.0 million
--------------------------------------------------------------------------------
Blount Recycling (and other  Birmingham, AL        9/3/2004       $6.0 million
    related companies)
--------------------------------------------------------------------------------
         Translift           Little Rock, AR      9/17/2004       $2.9 million
--------------------------------------------------------------------------------

     After giving effect to these acquisitions, WCA Waste now operates a total of 14 landfills, 19 collection operations and 12 transfer stations, has approximately 225 routes and handles approximately 5,400 landfill tons per day at its landfills. After those acquisitions it has approximately 130,000 customers and 510 employees. WCA Waste is also in serious discussions concerning potential acquisitions with other waste companies with estimated annualized revenue run rates totaling approximately $60 to $70 million. This includes four potential acquisitions with which WCA Waste has entered into letters of intent; the companies covered by these letters of intent have estimated annualized revenue "run rates" totaling approximately $20 million. Assuming final definitive agreements can be successfully negotiated and satisfactory due diligence completed, WCA Waste intends to consummate the acquisitions covered by the letters of intent before year end.

     "Run rate" determinations are made based on estimations from information provided to WCA Waste by the acquisition candidates and "run rate" measures are not audited or based on GAAP. Management determines the period over which to calculate a "run rate" based on factors it deems to be reasonable. Actual revenues may or may not equal the estimated run rate. For a description of the WCA Waste's general acquisition strategy and goals, please refer to WCA Waste's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, available through the WCA Waste's website at www.wcawaste.com.

     As previously reported, revenue for the third quarter of 2004 was $19.8 million, a 19.3% increase over the $16.6 million reported for the same period in 2003; the sources for this increase in revenue were acquisitions (12.8%), increased volume (5.2%), and price increases (1.3%). Revenue for the year-to-date was $52.8 million, a 9.7% (or $4.7 million) increase over the same nine month period of 2003; the sources for this increase in revenue were acquisitions (4.4%), increased volume (5.1%), and price increases (0.2%). Including the completed acquisitions, revenue segmentation (before elimination of intercompany revenue) was 50.7% collection, 36.6% disposal, 12.3% transfer and 0.4% recycling for the quarter ended September 30, 2004.

     WCA Waste also reported that operating income was $2.6 million for the quarter ended September 30, 2004, as compared with $2.7 million for the quarter ended September 20, 2003. It noted that integration expenses include incorporating new truck fleets into WCA Waste's preventative maintenance program, testing of new employees to comply with Department of Transportation regulations, implementing WCA Waste's safety program, and re-routing trucks and equipment. WCA Waste estimates that integration of a typical acquisition will take 90 to 120 days before it would expect meaningful contributions to earnings net of integration expense. Moreover, fuel costs as a percentage of revenue increased from 3.8% in the third quarter of 2003 to 4.8% in the third quarter of this year. Although it has fuel a surcharge in place, these increased costs are greater than WCA Waste could pass through. WCA Waste estimated that its expenses increased by as much as $500,000 per quarter as a result of becoming a public company and of implementing its acquisition growth strategy.

     WCA Waste also indicated that it would be evaluating the disposal prices that it charges at its 14 landfills, since it believes that improving landfill pricing could have an important factor in long term value of its landfills and improving its operating results.

     This report and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. Descriptions of strategy and "run rates" are also forward looking statements. This is true of our description of our acquisition strategy and the benefits of any acquisition or potential acquisition, for example. The forward-looking statements made herein are only made as of the date of this press release and WCA Waste undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

     Forward-looking statements are based upon the current beliefs and expectations of WCA Waste's management and are subject to significant risks and uncertainties. Since WCA Waste's business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements. Some of risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Quarterly Report on Form 10-Q with respect to the quarterly period ended on June 30, 2004.

     As to acquisitions and acquisition strategies, on which WCA Waste's future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditure; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.

     Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

     In our filings with the Securities and Exchange Commission (including the registration statement on Form S-1 that we filed in connection with our initial public offering and our quarterly report on Form 10-Q for the quarter ended June 30, 2004) we describe the foregoing risks and uncertainties, along with others, in greater detail.

     In accordance with General Instruction B.2 of Form 8-K, the information in this report is being furnished and is not deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section. Accordingly, the information in this report will not be incorporated by reference into any filing made by WCA Waste under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       WCA WASTE CORPORATION


Date: November 2, 2004                                 /s/ Charles A. Casalinova
                                                       -------------------------
                                                       Charles A. Casalinova
                                                       Senior Vice President and
                                                       Chief Financial Officer